EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Real Brands Inc. (the "Company") on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher J. Ryan, Principal Accounting and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

REAL BRANDS INC.
(Registrant)
Date: April 6, 2022
By: /s/ Christopher J. Ryan
Christopher J. Ryan
Principal Accounting and Financial Officer